Filed Pursuant to Rule 433
Registration Statement Nos. 333-133363
333-133363-03
January 29, 2009
PRICING TERM SHEET

Issuer:	ConocoPhillips

Guarantor:	ConocoPhillips Company

Ratings*:	A1 (Moody’s); A (S&P); A (Fitch)

Issue of Securities:	4.75% Notes due 2014

Principal Amount:	$1,500,000,000

Coupon:	4.75%

Interest Payment Dates:	Semi-annually on February 1 and August 1, commencing on August 1, 2009

Maturity Date:	February 1, 2014

Treasury Benchmark:	1.50% due December 31, 2013

U.S. Treasury Price:	98 — 09+

U.S. Treasury Yield:	1.864%

Spread to Treasury:	+295 bps

Re-offer Yield:	4.814%

Initial Price to Public:	per Note: 99.719%; Total: $1,495,785,000

Optional Redemption:	At any time for an amount equal to the principal amount of the notes redeemed plus a make-whole premium and accrued but unpaid interest to the redemption date.

Make-Whole Premium:	+50 bps

Settlement Date:	February 3, 2009

CUSIP:	20825C AS3

Denomination:	$2,000 and increments of $1,000 in excess thereof

Joint Book-Runners:	Banc of America Securities LLC Barclays Capital Inc. Credit Suisse Securities (USA) LLC Citigroup Global Markets Inc. Deutsche Bank Securities Inc. Greenwich Capital Markets, Inc.

Co-Managers:
SG Americas Securities, LLC
Mitsubishi UFJ Securities International plc
DnB NOR Markets, Inc.
Banca IMI S.p.A.
BBVA Securities, Inc.
BNP Paribas Securities Corp.
BNY Mellon Capital Markets, LLC
Calyon Securities (USA) Inc.
Daiwa Securities America Inc.
Guzman & Company
HSBC Securities (USA) Inc.
ING Financial Markets LLC
Mizuho Securities USA Inc.
Morgan Stanley & Co. Incorporated
RBC Capital Markets Corporation
Scotia Capital (USA) Inc.
Standard Chartered Bank
The Williams Capital Group, L.P.
UBS Securities LLC
U.S. Bancorp Investments, Inc.

Certain of the underwriters are not U.S. registered broker-dealers and, therefore, to the extent that they intend to effect any sales of the notes in the United States, they will do so through one or more U.S. registered broker-dealers as permitted by Financial Industry Regulatory Authority regulations.

* Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Banc of America Securities LLC toll-free at 1-800-294-1322, Barclays Capital Inc. toll-free at 1-888-227-2275, ext. 2663 or Credit Suisse Securities (USA) LLC toll-free at 1-800-221-1037.

Issuer:	ConocoPhillips

Guarantor:	ConocoPhillips Company

Ratings*:	A1 (Moody’s); A (S&P); A (Fitch)

Issue of Securities:	5.75% Notes due 2019

Principal Amount:	$2,250,000,000

Coupon:	5.75%

Interest Payment Dates:	Semi-annually on February 1 and August 1, commencing on August 1, 2009

Maturity Date:	February 1, 2019

Treasury Benchmark:	3.75% due November 15, 2018

U.S. Treasury Price:	107 — 09

U.S. Treasury Yield:	2.890%

Spread to Treasury:	+295 bps

Re-offer Yield:	5.840%

Initial Price to Public:	per Note: 99.326%; Total: $2,234,835,000

Optional Redemption:	At any time for an amount equal to the principal amount of the notes redeemed plus a make-whole premium and accrued but unpaid interest to the redemption date.

Make-Whole Premium:	+50 bps

Settlement Date:	February 3, 2009

CUSIP:	20825C AR5

Denomination:	$2,000 and increments of $1,000 in excess thereof

Joint Book-Runners:	Banc of America Securities LLC Barclays Capital Inc. Credit Suisse Securities (USA) LLC Citigroup Global Markets Inc. Deutsche Bank Securities Inc. Greenwich Capital Markets, Inc.

Co-Managers:
SG Americas Securities, LLC
Mitsubishi UFJ Securities International plc
DnB NOR Markets, Inc.
Banca IMI S.p.A.
BBVA Securities, Inc.
BNP Paribas Securities Corp.
BNY Mellon Capital Markets, LLC
Calyon Securities (USA) Inc.
Daiwa Securities America Inc.
Guzman & Company
HSBC Securities (USA) Inc.
ING Financial Markets LLC
Mizuho Securities USA Inc.
Morgan Stanley & Co. Incorporated
RBC Capital Markets Corporation
Scotia Capital (USA) Inc.
Standard Chartered Bank
The Williams Capital Group, L.P.
UBS Securities LLC
U.S. Bancorp Investments, Inc.

Certain of the underwriters are not U.S. registered broker-dealers and, therefore, to the extent that they intend to effect any sales of the notes in the United States, they will do so through one or more U.S. registered broker-dealers as permitted by Financial Industry Regulatory Authority regulations.

* Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Banc of America Securities LLC toll-free at 1-800-294-1322, Barclays Capital Inc. toll-free at 1-888-227-2275, ext. 2663 or Credit Suisse Securities (USA) LLC toll-free at 1-800-221-1037.

Issuer:	ConocoPhillips

Guarantor:	ConocoPhillips Company

Ratings*:	A1 (Moody’s); A (S&P); A (Fitch)

Issue of Securities:	6.50% Notes due 2039

Principal Amount:	$2,250,000,000

Coupon:	6.50%

Interest Payment Dates:	Semi-annually on February 1 and August 1, commencing on August 1, 2009

Maturity Date:	February 1, 2039

Treasury Benchmark:	4.375% due February 15, 2038

U.S. Treasury Price:	112 — 22+

U.S. Treasury Yield:	3.661%

Spread to Treasury:	+295 bps

Re-offer Yield:	6.611%

Initial Price to Public:	per Note: 98.560%; Total: $2,217,600,000

Optional Redemption:	At any time for an amount equal to the principal amount of the notes redeemed plus a make-whole premium and accrued but unpaid interest to the redemption date.

Make-Whole Premium:	+50 bps

Settlement Date:	February 3, 2009

CUSIP:	20825C AQ7

Denomination:	$2,000 and increments of $1,000 in excess thereof

Joint Book-Runners:	Banc of America Securities LLC Barclays Capital Inc. Credit Suisse Securities (USA) LLC Citigroup Global Markets Inc. Deutsche Bank Securities Inc. Greenwich Capital Markets, Inc.

Co-Managers:
SG Americas Securities, LLC
Mitsubishi UFJ Securities International plc
DnB NOR Markets, Inc.
Banca IMI S.p.A.
BBVA Securities, Inc.
BNP Paribas Securities Corp.
BNY Mellon Capital Markets, LLC
Calyon Securities (USA) Inc.
Daiwa Securities America Inc.
Guzman & Company
HSBC Securities (USA) Inc.
ING Financial Markets LLC
Mizuho Securities USA Inc.
Morgan Stanley & Co. Incorporated
RBC Capital Markets Corporation
Scotia Capital (USA) Inc.
Standard Chartered Bank
The Williams Capital Group, L.P.
UBS Securities LLC
U.S. Bancorp Investments, Inc.

Certain of the underwriters are not U.S. registered broker-dealers and, therefore, to the extent that they intend to effect any sales of the notes in the United States, they will do so through one or more U.S. registered broker-dealers as permitted by Financial Industry Regulatory Authority regulations.

* Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Banc of America Securities LLC toll-free at 1-800-294-1322, Barclays Capital Inc. toll-free at 1-888-227-2275, ext. 2663 or Credit Suisse Securities (USA) LLC toll-free at 1-800-221-1037.